Exhibit 1(f)

Execution Copy

BLACKROCK FUNDSSM

(A Massachusetts Business Trust)

AMENDED AND RESTATED CERTIFICATE OF CLASSIFICATION OF SHARES

The undersigned, Secretary of BlackRock FundsSM (the “Trust”), does hereby certify to the following:

WHEREAS, the Declaration of Trust of the Trust, dated the 22nd day of December, 1988, as amended (the “Declaration”), provides in Section 5.1 that (a) the shares of beneficial interest in the Trust shall be of one class, par value $0.001 (each, a “Share” and collectively, the “Shares”), provided that, subject to the terms of the Declaration and the requirements of applicable law, the Trustees of the Trust (the “Trustees”) have the power to classify or reclassify any unissued Shares into any number of additional classes of Shares, (b) the Trustees may further classify or reclassify any class of Shares into one or more series of such class, (c) the Trustees shall give each class of Shares an alphabetical designation and may give any class of Shares such supplementary designation as the Trustees may deem appropriate and (d) more than one class of Shares may have the same alphabetical designation.

WHEREAS, pursuant to the authority granted to the Trustees in Section 5.1 of the Declaration, the Trustees have, from time to time, divided the Shares into several classes, each with an alphabetical designation and a supplementary designation (each, a “Portfolio” and collectively, the “Portfolios”), and have divided each of such Portfolios into one or more series of such Portfolios, having the same alphabetical designation and having a supplementary designation (each, a “Class” and collectively, the “Classes”), each as determined by the Trustees, and such Portfolios and Classes in effect as of January 3, 2019 were included in an Amended and Restated Certificate of Classification of Shares dated as of that date;

WHEREAS, pursuant to the authority granted to the Trustees in Section 5.1 of the Declaration, at a meeting of the Trustees held on November 28, 2018, the Trustees by resolution approved the liquidation and subsequent termination of six Portfolios of the Trust with the alphabetical designations ZZZ, FFFFF, GGGGG, HHHHH, IIIII and QQQQ and the supplementary designations of BlackRock Emerging Markets Dividend Fund, iShares Edge MSCI USA Momentum Factor Index Fund, iShares Edge MSCI USA Quality Factor Index Fund, iShares Edge MSCI USA Size Factor Index Fund, iShares Edge MSCI USA Value Factor Index Fund, and iShares MSCI Asia ex Japan Index Fund, respectively, and each such Portfolio, other than BlackRock Emerging Markets Dividend Fund, was liquidated on or about January 29, 2019 and BlackRock Emerging Markets Dividend Fund was liquidated on or about February 15, 2019;

WHEREAS, pursuant to the authority granted to the Trustees in Section 5.1 of the Declaration, at a meeting of the Trustees held on November 28, 2018, the Trustees by resolution approved the liquidation and subsequent termination of the Portfolio of the Trust with the alphabetical designation RRRR and with the supplemental designation iShares MSCI Developed World Index Fund, and such Portfolio was liquidated on or about May 7, 2019;

WHEREAS, pursuant to the authority granted to the Trustees in Section 5.1 of the Declaration, at a meeting of the Trustees held on February 20, 2019, the Trustees by resolution approved the establishment and designation of a new Portfolio of the Trust with the alphabetical designation MMMMM and the supplementary designation of BlackRock Liquid Environmentally Aware Fund, and approved the further classification of the Shares of such Portfolio into three separate Classes of Shares with the same alphabetical designation, MMMMM-2, MMMMM-3, and MMMMM-21, with the supplemental designations of Investor A Shares, Institutional Shares and Direct Shares, respectively, effective as of February 20, 2019;

WHEREAS, a prior Certificate contained scrivener’s errors with respect to the designation of the Direct Shares of BlackRock Liquid Environmentally Aware Fund and the supplemental designation of Investor P Shares of iShares Municipal Bond Index Fund;

WHEREAS, pursuant to the authority granted to the Trustees in Section 5.1 of the Declaration, at a meeting of the Trustees held on May 14-15, 2019, the Trustees by resolution approved the establishment and designation of a new Class of BlackRock Money Market Portfolio with the alphabetical designation A-22 and the supplementary designation of Premier Shares, effective as of May 15, 2019;

WHEREAS, pursuant to the authority granted to the Trustees in Section 5.1 of the Declaration, by written consent of the Trustees dated October 4, 2019, the Trustees approved the establishment and designation of a new Class of BlackRock Technology Opportunities Fund with the alphabetical designation OO-18 and the supplementary designation of Class K Shares, effective as of October 4, 2019;

WHEREAS, pursuant to the authority granted to the Trustees in Section 5.1 of the Declaration, the Trustees, by action at a meeting held on September 18, 2019, authorized the change in the supplementary designation of the Portfolio with the alphabetical designation WWWW from BlackRock Impact U.S. Equity Fund to BlackRock Advantage ESG U.S. Equity Fund and such name change became effective as of December 2, 2019;

WHEREAS, pursuant to an Agreement and Plan of Reorganization by and between the Trust, on behalf of its Portfolio with the alphabetical designation GGG, and the supplementary designation BlackRock Energy & Resources Portfolio (the “Target Fund”) and the Trust, on behalf of its Portfolio with the alphabetical designation HHH, and the supplementary designation BlackRock All-Cap Energy & Resources Portfolio (the “Acquiring Fund”), the Target Fund was reorganized into the Acquiring Fund on January 13, 2020 (the “Reorganization”), in complete liquidation and termination of the Target Fund;

WHEREAS, pursuant to the authority granted to the Trustees in Section 5.1 of the Declaration, the Trustees, by action at a meeting held on July 31, 2019, authorized the change in the supplementary designation of the Acquiring Fund to BlackRock Energy Opportunities Fund as of the closing date of the Reorganization;

WHEREAS, pursuant to the authority granted to the Trustees in Section 5.1 of the Declaration, at a meeting of the Trustees held on February 10-12, 2020, the Trustees by resolution approved the liquidation and subsequent termination of the Portfolio of the Trust with the alphabetical designation YYYY and with the supplemental designation BlackRock Emerging Markets Equity Strategies Fund, and such Portfolio was liquidated on or about April 21, 2020;

WHEREAS, pursuant to the authority granted to the Trustees in Section 5.1 of the Declaration, by action at a meeting held on February 10-12, 2020, the Trustees approved the establishment and designation of a new Class of BlackRock High Equity Income Fund with the alphabetical designation II-18 and the supplementary designation of Class K Shares, effective as of April 21, 2020;

WHEREAS, pursuant to the authority granted to the Trustees in Section 5.1 of the Declaration, the Trustees, by action at a meeting held on February 10-12, 2020, authorized the change in the supplementary designation of the Portfolio with the alphabetical designation A from BlackRock Money Market Portfolio to BlackRock Wealth Liquid Environmentally Aware Fund and such name change became effective as of May 11, 2020;

WHEREAS, pursuant to the authority granted to the Trustees in Section 5.1 of the Declaration, at a meeting of the Trustees held on April 7, 2020, the Trustees by resolution: approved the establishment and designation of three new Portfolios of the Trust with the alphabetical designations NNNNN, OOOOO and PPPPP and the supplementary designations of BlackRock Global Impact Fund, BlackRock International Impact Fund and BlackRock U.S. Impact Fund, respectively; approved the further classification of the Shares of the Portfolio with the alphabetical designation NNNNN into three separate Classes of Shares with the same alphabetical designation, NNNNN-2, NNNNN-3, and NNNNN-18, with the supplemental designations of Investor A Shares, Institutional Shares and Class K Shares, respectively; approved the further classification of the Shares of the Portfolio with the alphabetical designation OOOOO into three separate Classes of Shares with the same alphabetical designation, OOOOO-2, OOOOO-3, and OOOOO-18, with the supplemental designations of Investor A Shares, Institutional Shares and Class K Shares, respectively; and approved the further classification of the Shares of the Portfolio with the alphabetical designation PPPPP into three separate Classes of Shares with the same alphabetical designation, PPPPP-2, PPPPP-3, and PPPPP-18, with the supplemental designations of Investor A Shares, Institutional Shares and Class K Shares, respectively;

WHEREAS, pursuant to the authority granted to the Trustees in Section 5.1 of the Declaration, at a meeting of the Trustees held on May 12-13, 2020, the Trustees by resolution: approved the establishment and designation of two new Portfolios of the Trust with the alphabetical designations QQQQQ and RRRRR and the supplementary designations of BlackRock Advantage ESG Emerging Markets Equity Fund and BlackRock Advantage ESG International Equity Fund, respectively; approved the further classification of the Shares of the Portfolio with the alphabetical designation QQQQQ into three separate Classes of Shares with the same alphabetical designation, QQQQQ-2, QQQQQ-3, and QQQQQ-18, with the supplemental designations of Investor A Shares, Institutional Shares and Class K Shares, respectively; and approved the further classification of the Shares of the Portfolio with the alphabetical designation RRRRR into three separate Classes of Shares with the same alphabetical designation, RRRRR-2,

RRRRR-3, and RRRRR-18, with the supplemental designations of Investor A Shares, Institutional Shares and Class K Shares, respectively;

WHEREAS, pursuant to the authority granted to the Trustees in Section 5.1 of the Declaration, at a meeting of the Trustees held on September 24, 2020, the Trustees by resolution approved the establishment and designation of a new Class of BlackRock Liquid Environmentally Aware Fund with the alphabetical designation MMMMM-23 and the supplementary designation of Mischler Financial Group Shares and the liquidation and subsequent termination of the Portfolios of the Trust with the alphabetical designations AAAAA and BBBBB and with the supplemental designations iShares Edge MSCI Multifactor USA Index Fund and iShares Edge MSCI Multifactor Intl Index Fund, respectively, and such Portfolios were liquidated on or about January 20, 2021;

WHEREAS, pursuant to the authority granted to the Trustees in Section 5.1 of the Declaration, at a meeting of the Trustees held on November 10-11, 2020, the Trustees by resolution: approved the establishment and designation of three new Portfolios of the Trust with the alphabetical designations SSSSS, TTTTT and UUUUU and the supplementary designations of BlackRock Defensive Advantage Emerging Markets Fund, BlackRock Defensive Advantage International Fund and BlackRock Defensive Advantage U.S. Fund, respectively; approved the further classification of the Shares of the Portfolio with the alphabetical designation SSSSS into three separate Classes of Shares with the same alphabetical designation, SSSSS-2, SSSSS-3, and SSSSS-18, with the supplemental designations of Investor A Shares, Institutional Shares and Class K Shares, respectively; approved the further classification of the Shares of the Portfolio with the alphabetical designation TTTTT into three separate Classes of Shares with the same alphabetical designation, TTTTT-2, TTTTT-3, and TTTTT-18, with the supplemental designations of Investor A Shares, Institutional Shares and Class K Shares, respectively; and approved the further classification of the Shares of the Portfolio with the alphabetical designation UUUUU into three separate Classes of Shares with the same alphabetical designation, UUUUU-2, UUUUU-3, and UUUUU-18, with the supplemental designations of Investor A Shares, Institutional Shares and Class K Shares, respectively;

WHEREAS, pursuant to the authority granted to the Trustees in Section 5.1 of the Declaration, at a meeting of the Trustees held on November 10-11, 2020, the Trustees by resolution approved the liquidation and subsequent termination of the Portfolios of the Trust with the alphabetical designations MMMM, CCCCC and DDDDD and with the supplemental designations BlackRock Total Emerging Markets Fund, iShares Edge MSCI Min Vol USA Index Fund and iShares Edge MSCI Min Vol EAFE Index Fund, respectively, and each of the Portfolios was liquidated on or about February 10, 2021 except for BlackRock Total Emerging Markets Fund, which was liquidated on or about February 23, 2021;

WHEREAS, pursuant to the authority granted to the Trustees in Section 5.1 of the Declaration, at a meeting of the Trustees held on February 10, 2021, the Trustees by resolution approved the termination of the Classes with the alphabetical designations HHH-13, II-13, HH-13, and E-13, representing Class R Shares of the Portfolios of the Trust with the supplemental designations BlackRock Energy Opportunities Fund, BlackRock High Equity Income Fund, BlackRock International Dividend Fund and BlackRock Tactical Opportunities Fund,

respectively, there being no Shares of those Classes outstanding, and such termination took place on April 7, 2021;

WHEREAS, pursuant to the authority granted to the Trustees in Section 5.1 of the Declaration, at a meeting of the Trustees held on February 10, 2021, the Trustees by resolution approved the termination of the Classes with the alphabetical designations DD-1, T-1, HHH-1, II-1 and HH-1, representing Service Shares of the Portfolios of the Trust with the supplemental designations BlackRock Advantage Large Cap Growth Fund, BlackRock Advantage Small Cap Growth Fund, BlackRock Energy Opportunities Fund, BlackRock High Equity Income Fund and BlackRock International Dividend Fund, respectively, with such outstanding Shares of those Classes converted to Investor A Shares of the respective Portfolio, and such termination took place on July 6, 2021 except for BlackRock High Equity Income Fund, for which such termination took place on August 18, 2021;

WHEREAS, pursuant to the authority granted to the Trustees in Section 5.1 of the Declaration, at a meeting of the Trustees held on May 10-12, 2021, the Trustees by resolution approved the establishment and designation of a new Portfolio of the Trust with the alphabetical designation VVVVV and the supplementary designation of BlackRock SMID-Cap Growth Equity Fund, and approved the further classification of the Shares of such Portfolio into three separate Classes of Shares with the same alphabetical designation, VVVVV-2, VVVVV-3, and VVVVV-18, with the supplementary designations of Investor A Shares, Institutional Shares and Class K Shares, respectively;

WHEREAS, pursuant to the authority granted to the Trustees in Section 5.1 of the Declaration, at a meeting of the Trustees held on July 27, 2021, the Trustees by resolution approved the establishment and designation of two new Classes of BlackRock Liquid Environmentally Aware Fund with the alphabetical designations MMMMM-24 and MMMMM-25 and with the supplementary designations Bancroft Capital Shares and Cabrera Capital Markets Shares, respectively;

WHEREAS, pursuant to the authority granted to the Trustees in Section 5.1 of the Declaration, at a meeting of the Trustees held on July 27, 2021, the Trustees by resolution approved the termination of the Class with the alphabetical designation T-5, representing Investor C Shares of the Portfolio of the Trust with the supplemental designation BlackRock Advantage Small Cap Growth Fund, with such outstanding Shares of the Class converted to Investor A Shares of the Portfolio, and such termination took place on October 28, 2021;

WHEREAS, pursuant to the authority granted to the Trustees in Section 5.1 of the Declaration, at a meeting of the Trustees held on July 27, 2021, the Trustees by resolution authorized the change in the supplementary designation of each of the following three Portfolios to take place on December 1, 2021: the Portfolio with the alphabetical designation WWWW from BlackRock Advantage ESG U.S. Equity Fund to BlackRock Sustainable Advantage Large Cap Core Fund; the Portfolio with the alphabetical designation QQQQQ from BlackRock Advantage ESG Emerging Markets Equity Fund to BlackRock Sustainable Advantage Emerging Markets Equity Fund; and the Portfolio with the alphabetical designation RRRRR from BlackRock

Advantage ESG International Equity Fund to BlackRock Sustainable Advantage International Equity Fund;

WHEREAS, pursuant to the authority granted to the Trustees in Section 5.1 of the Declaration, at a meeting of the Trustees held on September 20-22, 2021, the Trustees by resolution: approved the establishment and designation of a new Portfolio of the Trust with the alphabetical designation WWWWW and the supplementary designation of BlackRock Infrastructure Sustainable Opportunities Fund, and the further classification of the Shares of the new Portfolio into three separate Classes of Shares with the same alphabetical designation, WWWWW-2, WWWWW-3, and WWWWW-18, with the supplementary designations of Investor A Shares, Institutional Shares and Class K Shares, respectively; and approved the establishment and designation of a new Class of BlackRock Liquid Environmentally Aware Fund with the alphabetical designation MMMMM-26 and with the supplementary designation Penserra Shares;

WHEREAS, pursuant to the authority granted to the Trustees in Section 5.1 of the Declaration, at a meeting of the Trustees held on September 20-22, 2021, the Trustees by resolution: approved the establishment and designation of a new Portfolio of the Trust with the alphabetical designation XXXXX and the supplementary designation of BlackRock Global Equity Absolute Return Fund, and the further classification of the Shares of the new Portfolio into three separate Classes of Shares with the same alphabetical designation, XXXXX-2, XXXXX-3, and XXXXX-18, with the supplementary designations of Investor A Shares, Institutional Shares and Class K Shares, respectively;

WHEREAS, pursuant to the authority granted to the Trustees in Section 5.1 of the Declaration, at a meeting of the Trustees held on November 8-10, 2021, the Trustees by resolution approved the establishment and designation of five new Portfolios of the Trust with the alphabetical designations YYYYY, ZZZZZ, AAAAAA, BBBBBB and CCCCCC and the supplemental designations iShares U.S. Intermediate Credit Bond Index Fund, iShares U.S. Intermediate Government Bond Index Fund, iShares U.S. Long Credit Bond Index Fund, iShares U.S. Long Government Bond Index Fund and iShares U.S. Securitized Bond Index Fund, respectively;

WHEREAS, pursuant to the authority granted to the Trustees in Section 5.1 of the Declaration, at a meeting of the Trustees held on February 8-9, 2022, the Trustees by resolution approved the establishment and designation of a new Class of BlackRock Liquid Environmentally Aware Fund with the alphabetical designation MMMMM-27 and with the supplementary designation Great Pacific Shares;

WHEREAS, pursuant to the authority granted to the Trustees in Section 5.1 of the Declaration, at a meeting of the Trustees held on May 9-11, 2022, the Trustees by resolution approved the establishment and designation of a new Portfolio of the Trust with the alphabetical designation DDDDDD and the supplementary designation of Circle Reserve Fund, and the further classification of the Shares of the new Portfolio into shares with the alphabetical designation DDDDDD-3 and the supplementary designation of Institutional Shares; and

WHEREAS, pursuant to the authority granted to the Trustees in Section 5.1 of the Declaration, the Trustees, by action at a meeting held on May 9-11, 2022, authorized the change in the supplementary designation of the Portfolio with the alphabetical designation JJJJ from BlackRock Global Long/Short Equity Fund to BlackRock Global Equity Market Neutral Fund and such name change becomes effective as of September 1, 2022.

NOW THEREFORE, the undersigned Secretary of the Trust does hereby further certify that following the actions referenced above, the Trust’s Certificate of Classification of Shares is amended and restated in its entirety as follows:

1.    The following Portfolios and Classes of such Portfolios have heretofore been established and designated by the Trustees in accordance with the Declaration and remain in effect on the date hereof:

Portfolio: Supplementary Designation	Portfolio: Alphabetical Designation	Classes of the Portfolio: Supplementary Designation of Classes with the Same Alphabetical Designation	Classes of the Portfolio: Alphabetical Designation of Classes of the Portfolio
BlackRock Advantage Emerging Markets Fund	DDDD	Investor A	DDDD-2
		Investor C	DDDD-5
		Institutional	DDDD-3
		Class K	DDDD-18

BlackRock Sustainable Advantage Emerging Markets Equity Fund	QQQQQ	Investor A	QQQQQ-2
		Institutional	QQQQQ-3
		Class K	QQQQQ-18

BlackRock Sustainable Advantage International Equity Fund	RRRRR	Investor A	RRRRR-2
		Institutional	RRRRR-3
		Class K	RRRRR-18

BlackRock Sustainable Advantage Large Cap Core Fund	WWWW	Investor A	WWWW-2
		Investor C	WWWW-5
		Institutional	WWWW-3
		Class K	WWWW-18

BlackRock Advantage International Fund	III	Investor A	III-2
		Investor C	III-5
		Institutional	III-3
		Class K	III-18
		Class R	III-13
		Service	III-1

Portfolio: Supplementary Designation	Portfolio: Alphabetical Designation	Classes of the Portfolio: Supplementary Designation of Classes with the Same Alphabetical Designation	Classes of the Portfolio: Alphabetical Designation of Classes of the Portfolio

BlackRock Advantage Large Cap Growth Fund	DD	Investor A	DD-2
		Investor C	DD-5
		Institutional	DD-3
		Class K	DD-18
		Class R	DD-13

BlackRock Advantage Small Cap Core Fund	LLLL	Investor A	LLLL-2
		Investor C	LLLL-5
		Institutional	LLLL-3
		Class K	LLLL-18

BlackRock Advantage Small Cap Growth Fund	T	Investor A	T-2
		Institutional	T-3
		Class K	T-18
		Class R	T-13

BlackRock China A Opportunities Fund	LLLLL	Institutional	LLLLL-3
		Class K	LLLLL-18

BlackRock Commodity Strategies Fund	CCCC	Investor A	CCCC-2
		Investor C	CCCC-5
		Institutional	CCCC-3
		Class K	CCCC-18

BlackRock Defensive Advantage Emerging Markets Fund	SSSSS	Investor A	SSSSS-2
		Institutional	SSSSS-3
		Class K	SSSSS-18

BlackRock Defensive Advantage International Fund	TTTTT	Investor A	TTTTT-2
		Institutional	TTTTT-3
		Class K	TTTTT-18

BlackRock Defensive Advantage U.S. Fund	UUUUU	Investor A	UUUUU-2
		Institutional	UUUUU-3
		Class K	UUUUU-18

BlackRock Energy Opportunities Fund	HHH	Investor A	HHH-2
		Investor C	HHH-5

Portfolio: Supplementary Designation	Portfolio: Alphabetical Designation	Classes of the Portfolio: Supplementary Designation of Classes with the Same Alphabetical Designation	Classes of the Portfolio: Alphabetical Designation of Classes of the Portfolio
		Institutional	HHH-3

BlackRock Exchange Portfolio	AAA	BlackRock	AAA-6

BlackRock Global Equity Absolute Return Fund	XXXXX	Investor A	XXXXX-2
		Institutional	XXXXX-3
		Class K	XXXXX-18

BlackRock Global Impact Fund	NNNNN	Investor A	NNNNN-2
		Institutional	NNNNN-3
		Class K	NNNNN-18

BlackRock Global Equity Market Neutral Fund[1]	JJJJ	Investor A	JJJJ-2
		Investor C	JJJJ-5
		Institutional	JJJJ-3
		Class K	JJJJ-18

BlackRock Health Sciences Opportunities Portfolio	FFF	Investor A	FFF-2
		Investor C	FFF-5
		Institutional	FFF-3
		Class K	FFF-18
		Class R	FFF-13
		Service	FFF-1

BlackRock High Equity Income Fund	II	Investor A	II-2
		Investor C	II-5
		Institutional	II-3
		Class K	II-18

BlackRock Infrastructure Sustainable Opportunities Fund	WWWWW	Investor A	WWWWW-2
		Institutional	WWWWW-3
		Class K	WWWWW-18

BlackRock International Dividend Fund	HH	Investor A	HH-2
		Investor C	HH-5
		Institutional	HH-3
		Class K	HH-18

[1]	Effective September 1, 2022

Portfolio: Supplementary Designation	Portfolio: Alphabetical Designation	Classes of the Portfolio: Supplementary Designation of Classes with the Same Alphabetical Designation	Classes of the Portfolio: Alphabetical Designation of Classes of the Portfolio
BlackRock International Impact Fund	OOOOO	Investor A	OOOOO-2
		Institutional	OOOOO-3
		Class K	OOOOO-18

BlackRock Liquid Environmentally Aware Fund	MMMMM	Investor A	MMMMM-2
		Institutional	MMMMM-3
		Direct	MMMMM-21
		Mischler Financial Group	MMMMM-23
		Bancroft Capital	MMMMM-24
		Cabrera Capital Markets	MMMMM-25
		Penserra	MMMMM-26
		Great Pacific	MMMMM-27

BlackRock Mid-Cap Growth Equity Portfolio	EE	Investor A	EE-2
		Investor C	EE-5
		Institutional	EE-3
		Class K	EE-18
		Class R	EE-13
		Service	EE-1

BlackRock Real Estate Securities Fund	HHHH	Investor A	HHHH-2
		Investor C	HHHH-5
		Institutional	HHHH-3

BlackRock Short Obligations Fund	FFFF	Investor A	FFFF-2
		Institutional	FFFF-3
		Class K	FFFF-18

BlackRock SMID-Cap Growth Equity Fund	VVVVV	Investor A	VVVVV-2
		Institutional	VVVVV-3
		Class K	VVVVV-18

BlackRock Tactical Opportunities Fund	E	Investor A	E-2
		Investor C	E-5
		Institutional	E-3
		Class K	E-18
		Service	E-1

BlackRock Technology Opportunities Fund	OO	Investor A	OO-2

Portfolio: Supplementary Designation	Portfolio: Alphabetical Designation	Classes of the Portfolio: Supplementary Designation of Classes with the Same Alphabetical Designation	Classes of the Portfolio: Alphabetical Designation of Classes of the Portfolio
		Investor C	OO-5
		Institutional	OO-3
		Class R	OO-13
		Service	OO-1
		Class K	OO-18

BlackRock Total Factor Fund	KKKK	Investor A	KKKK-2
		Investor C	KKKK-5
		Institutional	KKKK-3
		Class K	KKKK-18

BlackRock U.S. Impact Fund	PPPPP	Investor A	PPPPP-2
		Institutional	PPPPP-3
		Class K	PPPPP-18

BlackRock Wealth Liquid Environmentally Aware Fund	A	Investor A	A-2
		Investor C	A-5
		Institutional	A-3
		Service	A-1
		Premier	A-22

Circle Reserve Fund	DDDDDD	Institutional	DDDDDD-3

iShares Developed Real Estate Index Fund	TTTT	Investor A	TTTT-2
		Institutional	TTTT-3
		Class K	TTTT-18

iShares Municipal Bond Index Fund	KKKKK	Investor A	KKKKK-2
		Institutional	KKKKK-3
		Class K	KKKKK-18
		Investor P	KKKKK-20

iShares Russell Mid-Cap Index Fund	SSSS	Investor A	SSSS-2
		Institutional	SSSS-3
		Class K	SSSS-18

iShares Russell Small/Mid-Cap Index Fund	UUUU	Investor A	UUUU-2
		Institutional	UUUU-3
		Class K	UUUU-18

Portfolio: Supplementary Designation	Portfolio: Alphabetical Designation	Classes of the Portfolio: Supplementary Designation of Classes with the Same Alphabetical Designation	Classes of the Portfolio: Alphabetical Designation of Classes of the Portfolio
iShares Short-Term TIPS Bond Index Fund	XXXX	Investor A	XXXX-2
		Institutional	XXXX-3
		Class K	XXXX-18

iShares Total U.S. Stock Market Index Fund	VVVV	Investor A	VVVV-2
		Institutional	VVVV-3
		Class K	VVVV-18

iShares U.S. Intermediate Credit Bond Index Fund	YYYYY	N/A	N/A

iShares U.S. Intermediate Government Bond Index Fund	ZZZZZ	N/A	N/A

iShares U.S. Long Credit Bond Index Fund	AAAAAA	N/A	N/A

iShares U.S. Long Government Bond Index Fund	BBBBBB	N/A	N/A

iShares U.S. Securitized Bond Index Fund	CCCCCC	N/A	N/A

2.      The Trust is authorized to issue an unlimited number of Shares of beneficial interest of each such Portfolio and Class.

3.      All consideration received by the Trust for the issue or sale of Shares of a Class of a Portfolio shall be invested and reinvested with the consideration received by the Trust for the issue and sale of all other Classes of that Portfolio, together with all income, earnings, profits and proceeds thereof, including: (i) any proceeds derived from the sale, exchange or liquidation thereof, (ii) any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and (iii) any general assets of the Trust allocated to Shares of that Portfolio by the Trustees in accordance with the Declaration; and each Class of the Portfolio shall share on the basis of relative net asset values (or on such other basis established by the Trustees or officers of the Trust) with such other Classes of Shares of such Portfolio in such consideration and other assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form.

4.      In determining the income attributable to each Portfolio: any general expenses and liabilities of the Trust allocated by the Trustees to the Portfolios of the Trust shall be allocated among all Portfolios on the basis of relative net asset values (or on such other basis established by the Trustees or officers of the Trust), and any expenses and liabilities of the Trust allocated by the Trustees to a Portfolio shall be allocated among the Classes of such Portfolio on the basis of relative net asset values (or on such other basis established by the Trustees or officers of the Trust), except that to the extent permitted by rule or order of the Securities and Exchange Commission, Shares of a Class shall bear all: (1) expenses and liabilities relating to Shares of that Class payable under the Trust’s Distribution and Service Plan with respect to those Shares and (2) other expenses and liabilities directly attributable to such Shares of a Class which the Trustees determine should be borne solely by such Shares.

5.      Shares shall (1) have all the preferences, conversion and other rights, voting powers, restrictions, limitations, qualifications, terms and conditions of redemption and such further terms and conditions as determined by the Trustees and set forth in the Trust’s Prospectus and Statement of Additional Information with respect to such Shares and (2) be subject to the terms of the Declaration, as the same may be amended from time to time and shall have the same voting powers, provided that: (i) when expressly required by law, or when otherwise permitted by the Trustees acting in their sole discretion, Shares shall be voted by individual Portfolio and/or Class; and (ii) only Shares of the respective Portfolio or Portfolios or Class or Classes, as the case may be, affected by a matter shall be entitled to vote on such matter, and provided further that without affecting any provisions in the Declaration, Shares of each Portfolio shall be subject to the express right of the Trust to redeem Shares of such Portfolio or Class of such Portfolio at any time if the Trustees determine in their sole discretion and by majority vote that failure to so redeem may have adverse consequences to the holders of the Shares of such Portfolio or Class of such Portfolio, and upon such redemption the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of the redemption price; and

6.      Each Share of each Portfolio issued for the purchase price established in its Prospectus will be validly issued, fully paid and non-assessable.

(signature page follows)

WITNESS my hand as of this 30th day of August, 2022

/s/ Janey Ahn

Janey Ahn, Secretary

The Declaration establishing the Trust, a copy of which, together with all amendments thereto is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name of the Trust, “BlackRock FundsSM,” refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of BlackRock FundsSM shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Trust but the “Trust Property” only shall be liable.